Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A of Fidelity Magellan Fund, of our report dated May 12, 2011 on the financial statements and financial highlights included in the March 31, 2011 Annual Reports to Shareholders of Fidelity Magellan Fund, which is also incorporated by reference into the Registration Statement.

We further consent to the references to us under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2011